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                                                  EXHIBIT 1
                        CERTIFICATE OF SELLING SHAREHOLDER
        The undersigned selling shareholder ("Holder") has requested that RENTECH, INC. (the "Company"), include in a Registration Statement on Form S-3 certain shares of the Company's common stock (the "Securities") desired to be sold by the Holder. To induce the Company to register such Securities for public sale by the Holder:

        1. The Holder represents and warrants to and covenants with the Company that: (i) the Holder has fully and accurately completed the Registration Statement Questionnaire for use by the Company in preparation of the Registration Statement and the answers and information contained therein are true and correct as of the date hereof and will be true and correct as of the effective date of the Registration Statement and at all times thereafter; (ii) the Holder understands that a current prospectus is required to be delivered to any purchaser of the Securities; (iii) the Holder has not entered into any agreement, written or oral, for the sale of any of the Securities upon terms different from those set forth in the Registration Statement; (iv) the Holder is aware of and agrees to abide by the provisions of Rule 10b-6 under the Securities Exchange Act of 1934 ("1934 Act"), which provides, in essence, that the Holder, under certain circumstances, may not bid for or purchase any of the Securities covered by the Registration Statement or any security of the same class, or any right to purchase any such security, and may not attempt to induce any person to purchase any such security or right until all Securities covered by such Registration Statement and owned by such Holder shall have been sold or withdrawn; and (v) the Holder is aware of and agrees to abide by the provisions of Rule 10b-7 under the 1934 Act which provides that any person who offers to buy or buys the common stock of the Company for the purpose of maintaining or stabilizing the market price of such common stock to facilitate the sale of the Securities may be deemed to have violated rules prohibiting manipulation of market prices for securities.

        2. The Holder agrees to promptly give notice to the Company in the event any of the information provided by the Holder in the Registration Statement Questionnaire or any of the information relating to the Securities owned by the Holder included in the Registration Statement, or to the plan of distribution as set forth in the Registration Statement (copies of which are enclosed), should become materially false or misleading. The Holder acknowledges and agrees that there may occasionally be times when the Company must temporarily suspend the use of the prospectus and that the Holder will not be able to sell any of the Securities during the suspension period.

        3. To the extent permitted by law, the Holder will indemnify and hold harmless the Company and its officers, directors and any person who controls the Company within the meaning of the Securities Act of 1933, as amended, for any claims, damages or liabilities (and actions related thereto) arising out of any untrue or alleged untrue statement of any material fact or based upon the omission or alleged omission to state a material fact required to be stated in the Registration Statement, prospectus or amendments or to make statements therein not misleading, but only to the extent that such untrue or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished by Holder for use in connection with such registration.

        Dated this         day of                           , 1996.
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   Signature                           Signature (if held jointly)

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   Print or Type Name                  Print or Type Name